Exhibit 4.1


         FOR THE TRUST TO QUALIFY AS A REIT UNDER THE INTERNAL REVENUE CODE, NOT MORE THAN 50% OF ITS OUTSTANDING SHARES MAY BE OWNED BY FIVE OR FEWER INDIVIDUALS. ARTICLES VIII AND XII OF THE DECLARATION OF THE TRUST GENERALLY PROVIDE THAT THE TRUSTEES HAVE THE POWER TO RESTRICT TRANSFERS OF SHARES OR REPURCHASE SHARES IN ORDER TO PROTECT THE TAX STATUS OF THE TRUST. IN ADDITION, A SHAREHOLDER WHO KNOWINGLY FAILS TO NOTIFY THE TRUST THAT HE HOLDS EXCESS SHARES MAY BE LIABLE TO THE TRUST. THE TRUST WILL FURNISH A COPY OF ARTICLES VIII AND XII OF THE DECLARATION OF TRUST TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.



                                     [LOGO]

                               AMERICAN MORTGAGE
                                INVESTORS TRUST
  A BUSINESS TRUST FORMED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS


                                                          CUSIP 027577 10 5

                                                    SEE REVERSE FOR INSTRUCTIONS
                                                      AND CERTAIN DEFINITIONS


THIS CERTIFIES that




is the registered owner of

fully paid and Non-Assessable Shares of Beneficial Interest, $.10 Par Value, of

_______________________                                 ________________________
_______________________AMERICAN MORTGAGE INVESTORS TRUST________________________


Issued under the Amended and Restated Declaration of Trust dated as of March 29, 1993, as it may be amended from time to time (the "Declaration of Trust"), a copy of which is on file with the Secretary of State of The Commonwealth of Massachusetts. The provisions of such Declaration of Trust are hereby incorporated by reference as fully as if set forth herein. The shareholder named herein by accepting this Certificate agrees and binds himself, his heirs, executors, administrators, successors and assigns to all the provisions of such Declaration of Trust. Subject to the provisions of said Declaration of Trust, the shares represented by this Certificate are transferable on the records of American Mortgage Investors Trust (the "Trust") only upon presentment to the Trust or its Transfer Agent of evidence of the payment of transfer taxes and compliance with other provisions of said Declaration of Trust and the law as the Trust or its Transfer Agent may require. This Certificate is issued by the Trustees of the Trust and is not valid until countersigned by the Transfer Agent and Registrar.

   WITNESS the facsimile seal of the Trust and facsimile signatures of its duly authorized officers, acting not individually but as such officers.

   Dated:
                 AMERICAN MORTGAGE INVESTORS TRUST
                        CORPORATE SEAL 1991                /s/ J. Michael Fried
                           MASSACHUSETTS                   ---------------------
                                                           Chairman of the Board


Countersigned and Registered:

         AMERICAN MORTGAGE INVESTORS TRUST
              RELATED CAPITAL COMPANY

                                  Transfer Agent
                                   and Registrar
By:  /s/ Alan P. Hirmes
     ------------------
                            Authorized Signature

   THE SHARES OF BENEFICIAL INTEREST OF THE TRUST ARE SUBJECT TO CERTAIN RIGHTS, PREFERENCES AND RESTRICTIONS INURING TO THE BENEFIT OF HOLDERS OF SUCH SHARES OF BENEFICIAL INTEREST. A FULL STATEMENT OF SUCH RIGHTS, PREFERENCES AND RESTRICTIONS WILL BE FURNISHED BY THE TRUST TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE.

   THE NAME AMERICAN MORTGAGE INVESTORS TRUST IS THE DESIGNATION OF THE TRUSTEES FOR THE TIME BEING UNDER THE DECLARATION OF TRUST AND ALL PERSONS DEALING WITH THE TRUST MUST LOOK SOLELY TO THE TRUST PROPERTY FOR ENFORCEMENT OF ANY CLAIM AGAINST THE TRUST AS NEITHER THE TRUSTEES, OFFICERS, AGENTS OR SHAREHOLDERS ASSUME ANY PERSONAL LIABILITY FOR OBLIGATIONS ENTERED INTO ON BEHALF OF THE TRUST.

   The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- ______ Custodian ______
                                                                     (Cust)           (Minor)
TEN ENT -- as tenants by the entireties
                                                under Uniform Gifts to Minors
JT TEN  -- as joint tenants with right of       Act ________________
           survivorship and not as tenants              (State)
           in common

    Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

________________________________________________________________________________
             (Please print or typewrite name and address including
                          postal zip code of assignee)

________________________________________________________________________________

________________________________________________________________________________
    (Please insert social security or other identifying number of assignee)

_________________________________________________________________________ shares of the Trust represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated ______________________________ Signature _________________________________

Signature Guarantee


________________________________________________________________________________

Note: The signature to any endorsement hereon must correspond with the name as written upon the face of the Certificate of Beneficial Interest, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Transfer Agent, must be forwarded with this Certificate of Beneficial Interest. The signature must be guaranteed by an authorized employee of a commercial U.S. bank or trust company, or a member of the New York Stock Exchange.

   Any transferee of this Certificate of Beneficial Interest by the acceptance hereof and by the surrender hereof to the Transfer Agent for registration of transfer, shall be deemed to certify to the Transfer Agent and to the Trust that it meets the requirements as may apply from time to time pursuant to the Declaration of Trust and the Prospectus of the Trust as amended or supplemented from time to time or any other rule or regulation applicable to the transfer of this Certificate of Beneficial Interest.